UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2007

BLACKROCK PETROLEUM CORP.
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 333-137460

Nevada	EIN Pending
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2820 W. Charleston Blvd., Suite 22
Las Vegas, NV 89102
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (86) 130-7113-7549

No. D2003 Gahood Villas,
Baizin Zhuang, Hou Sha Yu,
Shunyi District, Beijing 101300, China
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 12, 2007, Mr. Edmund Leung was appointed as a director of Blackrock Petroleum Corp.

Mr. Edmund Leung is 59 years old. In 1976, Edmund started his career as an auditor, and later a business consultant, at Peat Marwick Mitchell (now KPMG). After three years at KPMG, he left KPMG to become Chief Accountant of Quintana Exploration Canada Ltd., an oil & gas company in Calgary, Alberta, Canada, where eventually he assumed the position of Assistant Controller. After 15 years with Quintana in the oil & gas industry, Edmund was invited to join Winsmill Consultants (BC) Ltd., a consulting company in Vancouver, to become part owner and consultant. Since 2003 Edmund has consulted with Comfy Holdings Ltd., a wholesales vitamin and supplement company, working closely with the CEO and his assistant and later was appointed as CFO. Mr. Leung obtained a Bachelor of Commerce with Honors from Queen's University, Kingston, Ontario in 1974 before enrolling in the MBA program at the University of British Columbia. In 1981, Mr. Leung became a Certified Management Accountant (CMA) in Alberta and later in British Columbia. In 2004, Mr. Leung joined the UK Chartered Institute of Management Accountants (ACMA-UK) and became an Associate Chartered Member. Mr. Leung is not an officer or director of any other reporting issuer at this time.

Item 8.01. Other Events

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release attached hereto as Exhibits 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) exhibits

99.1 Press Release dated October 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK PETROLEUM CORP.

By:	/s/ Zhu Hua Yin
Zhu Hua Yin
President and Director

Date: October 16, 2007